SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
August 19, 2004

LSB FINANCIAL CORP.

(Exact name of Registrant as specified in its Charter)

Indiana	0-25070	35-1934975
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

101 Main Street, Lafayette, Indiana	47902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 742-1064

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Item 4. Changes in Registrant's Certifying Accountant

(a)	Previous independent accountants
	(i)	On August 19, 2004, LSB Financial Corp. (the "Company") on behalf of itself and its subsidiary, dismissed Crowe Chizek and Company LLC ("Crowe Chizek") as their independent accountants.
	(ii)	The reports of Crowe Chizek on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
	(iii)	The Audit Committee made the decision to change independent accountants and subsequently advised the Board of Directors of its decision.
(iv)	In connection with its audits for the two most recent fiscal years and through June 30, 2004, there have been no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Chizek, would have caused them to make reference to such disagreements in their report on the financial statements for such years.

	(v)	During the two most recent fiscal years and through June 30, 2004, Crowe Chizek did not advise the Company of any of the events described in Item 304(a)(1)(B) of Regulation S-B.
(vi)	The Company requested that Crowe Chizek furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree. This letter is not yet available, but will be filed as an exhibit to an amendment of this Report.

(b)	On August 19, 2004, the Audit Committee, on behalf of the Company and its subsidiary, engaged the firm of BKD, LLP as independent certified public accountants for the fiscal year ending December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LSB FINANCIAL CORP.

Date: August 20, 2004	By: /s/ Mary Jo David Mary Jo David, Treasurer (Principal Financial and Accounting Officer)